                                                                    Exhibit 4.10


THIS WARRANT HAS NOT BEEN, NOR WILL IT BE, REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), NOR HAS IT BEEN APPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES REGULATORY AUTHORITY OF ANY STATE. THIS WARRANT HAS BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE AND MAY NOT BE OFFERED FOR SALE, SOLD, MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH WARRANT UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS.

NO. 1 (FUNBNC) Restated


                                    WARRANT

                   to Purchase up to an Aggregate of 100,000

                           Shares of Common Stock of

                              HarCor Energy, Inc.
                      (100,000 shares at $4.75 per share)

                VOID AFTER 3:00 p.m. (prevailing New York time)
                              ON December 31, 1999



     This is to certify that, for value received, First Union National Bank of North Carolina (together with its permitted assigns, "Holder") is entitled to purchase, subject to the provisions of this Warrant, from HarCor Energy, Inc. (the "Corporation"), at any time on or after the date hereof for a period ending December 31, 1999, an aggregate of up to one hundred thousand (100,000) fully paid and nonassessable shares of common stock, par value $.10 per share (the "Common Stock"), of the Corporation at a price of $4.75 per share, as adjusted from time to time pursuant to the terms hereof (the "Exercise Price").

     This Warrant is restated and reissued upon the surrender of the initial Warrant No. 1 (FUNBNC) dated June 30, 1994, for the purchase of 200,000 shares of the Corporation's Common Stock at $4.75 per share issued to First Union National Bank of North Carolina and upon the exercise

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

in part thereof pursuant to that certain Warrant Exercise Agreement dated February 12, 1996 between the Holder, First Union Corporation and the Corporation wherein Amendment No. 1 to the said Warrant authorized the cashless partial exercise of the Warrant by the Holder's surrender for cancellation of its rights to purchase 100,000 shares of Common Stock in exchange for 25,000 shares of Common Stock. Pursuant thereto this restated Warrant evidences such partial exercise of the Warrant and the reduction of the Holder's right to purchase 200,000 shares of Common Stock to the right to purchase 100,000 shares of Common Stock, the balance of the shares purchasable hereunder.

     1.  EXERCISE OF WARRANT.   Subject to the provisions hereof, this Warrant
may be exercised in whole or in part (in multiples of at 1,000 shares), at any time or from time to time on after the date hereof for a period ending December 31, 1999. This Warrant shall be exercised by presentation and surrender hereof to the Corporation at the principal office of the Corporation, for the account of the Corporation, accompanied by (i) a written notice of exercise and (ii) payment to the Corporation, for the account of the Corporation, of the Exercise Price for the number of shares of Common Stock specified in such notice. The Exercise Price for the number of shares of Common Stock specified in the notice shall be payable in immediately available funds.

     As soon as practicable after such presentation and surrender, but in no event later than five (5) business days following such date, the Corporation shall issue and deliver to the Holder the shares of Common Stock, to which the Holder is entitled hereunder. Unless at the time of such exercise there is in existence an effective registration statement under the Securities Act of 1933, as amended, concerning the shares of common stock issuable upon exercise of this Warrant, the certificates representing the shares purchased pursuant to the exercise of this Warrant shall be legended substantially as follows:

           "The securities represented by this Certificate have not been registered under the Securities Act of 1933, as amended ( the "Act") or under any state securities laws, and are " restricted securities" as that term is defined in Rule 144 under the Act. The securities may not be offered for sale, sold or otherwise transferred without an effective registration statement for such securities under the Act and applicable state securities laws, or an opinion of counsel satisfactory to the Corporation that registration is not required under such Act and applicable state securities laws."

     This Warrant may be exercised in part, provided that the shares of the Corporation's common stock to be purchased upon any such partial exercise must be for at least 1,000 shares for any multiple thereof. If this Warrant should be exercised in part, then the Corporation shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the rights of the Holder to purchase the balance of the shares of Common Stock purchasable hereunder. Upon receipt by the Corporation of this Warrant, in proper form for exercise, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Corporation shall then be closed or that certificates representing such shares of

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

Common Stock shall not then be actually delivered to the Holder. The Corporation shall pay any and all expenses, transfer taxes and other charges payable in connection with the preparation, issuance and delivery of stock certificates pursuant to this Paragraph 1 in the name of the Holder. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock in a name other than that in which this Warrant is registered, and no such issuance or delivery shall be made unless and until the person requesting such issuance has paid to the Corporation the amount of any such tax, or has established, to the satisfaction of the Corporation, that such tax has been paid.

     No fractional shares of Common Stock shall be issued in connection with the exercise of this Warrant, but the Corporation shall pay a cash adjustment in respect of any fraction of a share which would otherwise be issuable in an amount equal to such fraction multiplied by the highest market price per share of Common Stock on the day of exercise, as determined by the highest sale price, regular way, or, if there shall have been no sale on such day, the average of the highest reported bid and lowest reported asked price, in each case as officially reported on the principal securities exchange on which the Common Stock is listed or admitted to trading, or if not listed or admitted to trading on any securities exchange, the average of the highest reported bid and lowest reported asked price as furnished by the National Quotation Bureau Incorporated; provided, however, that if the Common Stock is not traded in such manner that the quotations referred to herein are available, the market price shall be deemed to be the fair market value of such Common Stock as determined by the Board of Directors of the Corporation in good faith.

     2. RESERVATION OF SHARES; PRESERVATION OF RIGHTS OF HOLDER. (a) The Corporation hereby agrees that at all time it will maintain and reserve, free from preemptive rights, such number of authorized but unissued shares of Common Stock so that this Warrant may be exercised without additional authorization of Common Stock after giving effect to all other options, warrants, convertible securities and other rights to acquire shares of Common Stock. The Corporation further agrees that it will not, by charter amendment or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by the Corporation.

     (b) All shares of Common Stock delivered upon the exercise of the Warrant shall be validly issued, fully paid and nonassessable;

     (c) The Corporation shall list the Common Stock issuable upon the exercise of the Warrant on any securities exchange upon which any securities of the Corporation are then listed, if the listing of such securities is then permitted under the rules of such exchange.

     3. EXCHANGE OR LOSS OF WARRANT. This Warrant is exchangeable, upon presentation and surrender hereof at the principal office of the Corporation, only in connection with a partial exercise hereof. The Corporation shall be under no obligation to issue replacement warrants for the aggregate number of shares covered hereby except as described herein. The term "Warrant" as used herein includes any Warrant or Warrants for which this Warrant may be exchanged. Upon receipt by the Corporation of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Corporation will execute and deliver a new Warrant of like tenor and date.

     4.  RESTRICTED TRANSFERABILITY.   This Warrant may not be transferred other
than pursuant to a valid exemption from (based upon an opinion of counsel satisfactory to the Corporation), or registration statement under, the Act and applicable state securities laws.

     5. ADJUSTMENT. The number of shares of Common Stock purchasable upon the exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time as provided in this paragraph 5.

         A. (1) If, during the term of this Warrant, the Corporation shall pay or make make a dividend or other distribution on any class of capital stock of the Corporation in Common Stock, other than any such dividend in connection with any preferred stock of the Corporation which has or may be issued, then the number of shares of Common Stock purchasable upon exercise of this Warrant shall be increased by multiplying such number of shares by a fraction, of which the denominator shall be the number of shares of Common Stock outstanding at the close of business on the day immediately preceding the date of such distribution and the numerator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such increase to become effective immediately after the opening of business on the date following such distribution.

         (2) If, during the term of this Warrant, the outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, then the number of shares of Common Stock purchasable upon exercise of this Warrant at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately increased and, conversely, if outstanding shares of Common Stock shall each be combined into a smaller number of shares of Common Stock, then the number of shares of Common Stock purchasable upon exercise of this Warrant at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately decreased, such increase or decrease, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

     (3) The reclassification of Common Stock into securities (other than Common Stock) and/or cash and/or other combination shall be deemed to involve a subdivision or combination, as the case may be, of the number of shares of Common Stock outstanding immediately prior to such reclassification into the number or amount of securities and/or cash and/or other consideration outstanding immediately thereafter and the effective date of such reclassification shall be deemed to be "the day upon which such subdivision becomes effective" or the "the day upon which such combination becomes effective", as the case may be, within the meaning of clause (2) above.

     (4) The Corporation may in its sole discretion make such increases in the number of shares of Common Stock purchasable upon exercise of this Warrant in addition to those required by this subparagraph (A), as shall be determined by its Board of Directors to be advisable in order to avoid taxation so far a practicable if any dividend of stock or stock rights or any event treated as such for federal increase tax purposes to the recipients.

     B. Whenever the number of shares of Common Stock purchasable upon exercise of this Warrant is adjusted as herein provided, the Exercise Price shall be adjusted by a fraction, of which the numerator is equal to the number of shares of Common Stock purchasable prior to the adjustment and the denominator is equal to the number of shares of Common Stock purchasable after the adjustment.

     C. If any consolidation or merger of the Corporation with another entity or the sale of all or substantially all if its assets to another entity, shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such consolidation, merger or sale, lawful and adequate provisions shall be made whereby the Holder shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions specified in this Warrant and in lieu of the shares of the Common Stock of the Corporation immediately theretofore purchasable and receivable upon the exercise of the rights set forth herein, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such stock immediately theretofore purchasable and receivable upon the exercise of the rights set forth herein had such consolidation, merger or sale not taken place, and in any such case, appropriate provisions shall be made with respect to the rights and interests of the Holder to the end that the provisions hereof (including without limitation provisions for adjustments of the exercise price and of the number of shares purchasable and receivable upon the exercise of the Warrant) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise
hereof.   If a purchase, tender or exchange offer is made to and accepted by the holders of more than 50% of the outstanding shares of Common Stock of the Corporation, the Corporation shall not effect any consolidation, merger or sale with the person having made such offer or with any affiliate of such person, unless prior to the consummation of such consolidation, merger or sale the Holder shall have been given a reasonable opportunity to the elect to receive upon the exercise of the Warrant either the stock, securities or assets then issuable with respect to the Common Stock of the Corporation or the stock, securities or assets, or the equivalent issued to previous holders of the Common Stock in accordance with such offer.

     D. In the event of (i) any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or assets, or to receive any other right, (ii) any reorganization of the Corporation, or any reclassification or recapitalization of the capital stock of the Corporation, or any transfer of all or substantially all of the assets of the Corporation to, or consolidation or merger of the Corporation with any other person or (iii) any voluntary or involuntary dissolution or liquidation of the Corporation then and in each such event the Corporation will mail or cause to be mailed to the Holder a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, the amount and character of such dividend, distribution or right, the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up is to take place, and the time, if any, as of which the holders of record of Common Stock shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding- up. Such notice shall be mailed at least 20 days prior to the proposed record at therein specified.

     For the purpose of this Paragraph 5, the term "Common Stock" shall include any shares of the Corporation of any class or series which has no preference or priority in the payment of dividends or in the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation and which is not subject to redemption to the Corporation.



     6A.  OPTIONAL REDEMPTIONS OF THE WARRANTS.


     (a) Subject to the rights of holders of Warrants to exercise such Warrants pursuant to provisions of the Warrants, the Warrants shall be subject to redemption at the Corporation's option, in whole or in part (in multiples of Warrants representing 100 shares of Common Stock), at any time on or after the third anniversary the Closing Date if, for at least 30 days within a period of 40 connective trading days ending no more than 10 days prior to the date of notice of redemption, the closing sale price of the Corporation's Common Stock as reported on NASDAQ, the American Stock Exchange, or the New York Stock Exchange, as appropriate, has been equal to or in excess of 200% of the Exercise Price (as defined in the Warrant) in effect on the date such notice of redemption is given.

(b) The redemption price for the Warrants shall be payable immediately upon redemption, by certified bank or cashier's checks, and shall be $1.00 multiplied by the number of shares of Common Stock issuable upon exercise of the Warrants so redeemed.

     6B. NOTICE OF REDEMPTIONS. The Corporation shall give each holder of Warrants written notice of each redemption pursuant to Paragraph 6A not less than 60 days prior to the redemption date, specifying such redemption date, the number of Warrants to be redeemed on such date, that such redemption is to be made pursuant to Paragraph 6A. Each such notice shall be accompanied by an Officer's Certificate stating that all of the applicable conditions set forth in Paragraph 6A have been fulfilled. Notice of redemption having been given as aforesaid, the redemption amount due in respect of the Warrants specified in such notice and as calculated in Paragraph 6A(b), shall become due and payable on such redemption date unless the holder of such Warrants shall have prior exercised such Warrants pursuant to the terms thereof, unless the filing by the Corporation of a registration statement under the Securities Act relating to the Common Stock obtainable upon exercise of the Warrants shall have been requested by a holder thereof (either before or after receipt of such notice) pursuant to a registration rights agreement between the Corporation and such holder, in which case the redemption shall be effected 60 days after the declaration of effectiveness of such registration statement by the Commission or unless the holder of such Warrant is restricted (otherwise than pursuant to the Act or applicable state securities laws) under such other agreement to which the Corporation is a party from sale or distribution of the Common Stock, in which case the redemption shall be effected 60 days after the lapse or termination of the restriction. Should the Warrants not be redeemed on such redemption date due to the Corporation's failure to perform its obligations under this Paragraph 6B, any subsequent redemption may be effected only after compliance with the provisions of this Paragraph 6 from and after such redemption date.

     7. NOTICE. Whenever the number of shares of Common Stock for which this Warrant is exercisable is adjusted as provided in paragraph 5 hereof, the Corporation shall promptly compute such adjustment and mail to the Holder a certificate, signed by the chief financial officer of the Corporation, setting forth the number of shares of Common Stock for which this Warrant is exercisable and the exercise price as a result of such adjustment, a brief statement of the facts requiring such adjustment, the computation thereof and when such adjustment will become effective.

     8. RIGHTS OF THE HOLDER. The Holder shall not, by virtue hereof, be entitled to any rights of a shareholder in the Corporation.

     9. TERMINATION. This Warrant and the rights conferred hereby shall terminate at the aforementioned time on December 31, 1999.

     10. GOVERNING LAW. This Warrant shall be governed by, and interpreted in accordance with, the laws of the State of Delaware without regard to conflict of laws principles.

     11. REMEDIES. The Corporation stipulates that the remedies at law of the Holder in the even of any default or threatened default by the Corporation in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate and that such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or thereof or otherwise.



DATED:  May 1, 1996.

ATTEST:                           HARCOR ENERGY, INC.



By:      /s/ Gary S. Peck         By:      /s/ Mark G. Harrington
     -------------------------         -----------------------------
     Gary S. Peck, Secretary           Mark G. Harrington
                                       President and Chief Executive Officer